Exhibit 4.1

AV INCORPORATED UNDER THE LAWS OF THE STATE CUSIP 05338G 10 6 OF WASHINGTON SEE REVERSE FOR CERTAIN DEFINITIONS This certifies that is the record holder of FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.0001 PAR VALUE, OF AVALARA, INC. transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: CHAIRMAN, CHIEF EXECUTIVE OFFICER, & PRESIDENT SEAL EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, & SECRETARY 1999 SIGNATURE AUTHORIZED BY: REGISTRAR AND AGENT TRANSFER NY) (BROOKLYN, LLC COMPANY, TRUST & TRANSFER STOCK AMERICAN REGISTERED:ANDC OUNTER SIGNED

This Certificate evidences shares of Common Stock of the Corporation. Other classes of shares of the Corporation are or may in the future be authorized, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The Corporation will furnish any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –	......................... Custodian .........................
TEN ENT	– as tenants by the entireties		(Cust) (Minor)
JT TEN	– as joint tenants with right of		under Uniform Gifts to Minors
	survivorship and not as tenants		Act................................................................
	in common		(State)
COM PROP	– as community property	UNIF TRF MIN ACT –	.................... Custodian (until age ..............)
(Cust)
.............................. under Uniform Transfers
(Minor)
to Minors Act ...............................................
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                                    shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X
	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.